Exhibit 99.2

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG DECLARES QUARTERLY PREFERRED STOCK DIVIDEND

NASHVILLE, Tenn. - (November 25, 2014) - AmSurg Corp. (NASDAQ: AMSG) today announced that its Board of Directors has declared a quarterly dividend of $1.3125 per share in cash for the Company’s 5.250% Mandatory Convertible Preferred Stock, Series A-1. The dividend is payable on January 1, 2015 to shareholders of record as of December 15, 2014.

AmSurg Corp. operates an Ambulatory Services business that acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. AmSurg also operates a Physician Services business that provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of September 30, 2014, AmSurg owns and operates 243 ASCs in 34 states and provides physician services in 25 states, employing more than 2,600 physicians and other healthcare professionals.

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